Exhibit 99.4

CONSENT

OF

Roper Public Affairs and Media

Board of Directors

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112

Members of the Board:

We hereby consent to the citation by National CineMedia, Inc. (the “Company”) of data from our March 2005 study entitled Life Cereal Ad Study in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.

Roper Public Affairs and Media

By:	/s/ Annie Weber
Name: Annie Weber Title: SVP GFK Roper Public Affairs

January 10, 2007